United States
Securities and Exchange Commission

Washington, DC 20549

___________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  January 8, 2007

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	333-134077	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, New York, NY 10017

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On January 8, 2007, Ares Capital Corporation (“ARCC”) sold 409,500 shares of its common stock to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) pursuant to the Underwriter’s exercise in full of its over-allotment option.  ARCC granted the over-allotment option to the Underwriter in connection with its public offering of 2,730,000 shares of common stock completed on December 19, 2006.

The sale of the 409,500 shares raised approximately $7.5 million in net proceeds, bringing the total net proceeds of the offering to approximately $57.2 million after deducting the underwriting discount and estimated offering expenses. The Company expects to use the net proceeds to repay outstanding indebtedness and for general corporate purposes.

Item 9.01.              Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number     Description

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION
Date: January 8, 2007
	By:	/s/ Daniel F. Nguyen
	Name:	Daniel F. Nguyen
	Title:	Chief Financial Officer